As filed with the Securities and Exchange Commission on May 9, 1997.
                                    Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             LIFE USA HOLDING, INC.
               (Exact name of issuer as specified in its charter)

            MINNESOTA                                         41-1578384
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                              --------------------
                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                                 (612) 546-7386

                          (Address, including zip code,
                    of issuer's principal executive offices)
                              --------------------

                             LIFE USA HOLDING, INC.
                             1990 STOCK OPTION PLAN
                            (Full title of the plan)
                              --------------------

                  Robert W. MacDonald, Chief Executive Officer
                             Life USA Holding, Inc.
                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                                 (612) 546-7386

           (Name and address, including zip code and telephone number, including area code, of agent for service)
                              --------------------

                                   COPIES TO:

                              Catherine A. Bartlett
                        Kaplan, Strangis and Kaplan, P.A.
                  5500 Norwest Center, 90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 375-1138








                                          CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities to    Amount to be            Proposed Maximum                  Proposed               Amount of
be Registered             Registered (1)          Offering Price per Share (2)      Maximum                Registration Fee
                                                                                    Aggregate
                                                                                    Offering Price
--------------------------------------------------------------------------------------------------------------------------------
Common Stock Par          1,000,000               $10.50                            $10,500,000            $3,465.00
Value $.01
================================================================================================================================


         (1) Represents an additional 1,000,000 shares of Common Stock hereby reserved for issuance under the 1990 Stock Option Plan (the "Plan"). The number of shares of Common Stock stated above may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

         (2) Estimated by the registrant solely for the purpose of calculating the amount of registration fee for the additional shares registered hereby, based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market tier of the Nasdaq Stock Market on May 2, 1997.



           INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

         In connection with the registration of additional shares of the Common Stock of Life USA Holding, Inc. issuable under its 1990 Stock Option Plan, and in accordance with Instruction E to Form S-8, the contents of Registration Statement No. 33-81444 filed with the Securities and Exchange Commission on July 11, 1994, Registration Statement No. 33-85768 filed with the Securities and Exchange Commission on October 31, 1994, and Registration Statement No. 33-34482 filed with the Securities and Exchange Commission on May 2, 1996, are hereby incorporated by reference herein.

ITEM 8.           EXHIBITS.

                  5                 Opinion of Kaplan, Strangis and Kaplan, P.A.

                  23.1              Consent of Kaplan, Strangis and Kaplan, P.A.
                                    (included in Exhibit 5)

                  23.2              Consent of Ernst & Young LLP

                  24                Powers of Attorney


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 8, 1997.

                                            Life USA Holding, Inc.


                                            By: /s/
                                            Robert W. MacDonald
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                  Title                                    Date


         /s/                                     Chief Executive Officer                       May 8, 1997
------------------------------------          (Principal Executive Officer)
Robert W. MacDonald                                  and Director




         /s/                                    Executive Vice President,                      May 8, 1997
------------------------------------            Chief Financial Officer,
Mark A. Zesbaugh                                Treasurer and Secretary
                                              (Principal Accounting Officer
                                                     and Director)



               *
------------------------------------                    Director
Hugh Alexander


                *
------------------------------------                    Director
Jack H. Blaine



                *
------------------------------------                    Director
Joseph W. Carlson


                *
------------------------------------                    Director
Margery G. Hughes


                *
------------------------------------                    Director
Barbara J. Lautzenheiser


                 *
------------------------------------                    Director
Robert J. Oster


                 *
------------------------------------                    Director
Daniel J. Rourke


                 *
------------------------------------                    Director
Ralph Strangis


                 *
------------------------------------                    Director
Donald J. Urban


         *Mark A. Zesbaugh, pursuant to Powers of Attorney executed by each of the directors above whose name is marked by a "*," by signing his name hereto does hereby sign and execute this Registration Statement of Life USA Holding, Inc. on behalf of each such director.



                                INDEX TO EXHIBITS


                                                                  Sequentially
                                                                    Numbered
                                                                      Page

5        Opinion of Kaplan, Strangis and Kaplan, P.A.

23.1     Consent of Kaplan, Strangis and Kaplan, P.A.
         (included in Exhibit 5)

23.2     Consent of Ernst & Young LLP

24       Powers of Attorney